                 VERTICAL COMPUTER SYSTEMS, INC. AND SUBSIDIARY



                             -----------------------




                   UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                      FOR THE QUARTER ENDED MARCH 31, 2000

                        VERTICAL COMPUTER SYSTEMS, INC.
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                                  AT 3/31/2000

-------------------------------------------------------------------------------




Description
-------------------------------------------------------------------------------
Assets
  Cash and cash equivalents                                          10,124,228
  Trade accounts receivable                                               7,372
  Prepaid Expenses                                                       72,623
  Rec. from Externet World - France (Note 4)                             30,249
  Subscription receivable                                                35,933
  Other receivable (Note 6)                                              20,091
                                                                     ----------
     Total Current Assets                                            10,290,496

  Property and equipment, net (Note 2)                                  127,832

  Notes Receivable  (Note 7)                                            861,700
  Other assets                                                           17,987
                                                                     ----------
Total Assets                                                         11,298,015
                                                                     ==========

Liabilities
  Accounts Payable and accrued expenses (Note 3)                         48,915
  Due to officer                                                          6,067
  Dividend payable                                                       34,891
  Deferred Revenue (Note 12)                                              5,000
                                                                     ----------
     Total Liabilities                                                   94,872

Equity

Common stock: $.00001 par value,
1,000,000,000 shares authorized, 735,642,520
shares issued and outstanding at March 31, 2000 .                         7,356

 Preferred Stock, Series A, Series B, and Series C                           82
  Note Receivable from Shareholder                                     (178,786)
  Additional paid-in capital                                         11,907,202
  Accumulated Deficit                                                  (532,711)
                                                                     ----------
     Total Stockholder's Equity                                      11,203,143
                                                                     ----------
Total Liabilities & Equity                                           11,298,015
                                                                     ==========

See accompanying notes to consolidated financial statements

                        Vertical Computer Systems, Inc.
                 Unaudited Consolidated Statement of Operations
                        for the quarter ended 3/31/2000



    Net Sales                                            $    56,622

    Cost of Sales                                             10,606
                                                         -----------

    Gross Profit                                              46,016

    Selling, general and administrative expenses             515,901
                                                         -----------

    Net Income/ (Loss) from operations                      (469,885)
                                                         -----------

    Dividend applicable to preferred stock                    10,590

    Net loss available to common shareholders            $  (480,475)
                                                         ===========

    Basic loss per common share                          $    (0.001)
                                                         ===========

    Basic weighted average number of common shares
outstanding (in millions)                                      682.2
                                                         ===========

    Diluted  loss per common share                       $    (0.001)
                                                         ===========

    Diluted weighted average number of common
shares outstanding (in millions)                               682.2
                                                         ===========

See accompanying notes to consolidated financial statements

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for fair presentation have been included. Operating results for the three months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report for the year ended December 31, 1999.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiary. All intercompany accounts and transactions have been eliminated.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

CONCENTRATION OF CREDIT RISK

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any such losses in such accounts.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred, whereas, additions, renewals, and betterments are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.

LONG-LIVED ASSETS

Long-lived assets, such as property and equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value.

REVENUE RECOGNITION

The Company recognizes sales and related cost of sales of software products and services under the percentage of completion method, in accordance with ARB 45.

STOCK-BASED COMPENSATION

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" SFAS 123, establishes a fair value method of accounting for stock-based compensation plans and for transactions in which a company acquires goods or services from non-employees in exchange for equity instruments. The Company has adopted this accounting standard. SFAS 123 also gives the option to account for stock-based employee compensation in accordance with Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock issued to Employees," or SFAS 123. The Company elected to follow APB 25 which measures compensation cost for employee stock options as the excess, if any, of the fair market price of the Company's stock at the measurement date over the amount an employee must pay to acquire stock.

INCOME TAXES

The Company provides for income taxes in accordance with Statements of Financial Accounting Standards, ("SFAS") No. 109, "Accounting for Income Taxes." Deferred income taxes are provided on the difference in earnings determined for tax and financial reporting purposes.

EARNINGS PER SHARE

The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). The statement replaces the calculation of primary and fully diluted earnings (loss) per share with basic and diluted earnings (loss) per share. Basic earnings (loss) per share includes no dilution and is computed by dividing income (loss) available to common shareholders by the weighted average number of shares outstanding during the period. Diluted earnings (loss) per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings
(loss) per share.

On February 7, 2000, the Company executed a 20-for-1 stock split of the Company's Common Stock. Accordingly, all weighted average share and per share amounts have been restated to reflect the stock split.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of financial instruments including cash, accounts receivable and accounts payable, approximate fair value due to their short maturities.

USE OF ESTIMATES

In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

Statement of Financial Accounting Standards No. 133, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" (SFAS 133), establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. Statement of Financial Accounting Standards No. 137, Accounting for Derivative Instruments and Hedging Activities
- Deferral of the effective date of FASB Statement No. 133 - an amendment of FASB Statement No. 133 ("SFAS 133"), defers the effective date of SFAS 133 to be effective for financial statements ending after June 15, 2000. The Company does not expect adoption of SFAS No. 133 to have a material effect, if any, on its financial position or results of operations.

NOTE 2.  PROPERTY AND EQUIPMENT

As of December 31, 1999, property and equipment consist of the following:

                                                 Amount
                                              -------------

Equipment                                     $     80,141
Leasehold improvements                              51,195
Furniture and fixtures                               3,182
Software                                            11,770
Intangible Assets                                    4,725
Less accumulated depreciation                      (23,181)
                                               -----------

                                              $    127,832
                                               ===========

NOTE 3. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

As of December 31, 1999, accounts payable and accrued liabilities consist of the following:

                                                 Amount
                                             -------------

Accounts payable                             $          0
Payroll taxes payable                              23,377
Accrued liabilities                                25,538
                                              -----------

                                             $     48,915
                                              ===========

NOTE 4.  RECEIVABLE DUE FROM RELATED PARTY

The Company conducts business and has an investment with a related party, which it accounts for under the equity method. On the accompanying consolidated balance sheet, receivables from the related party consisted of trade accounts receivable of $26,198 and $4,051 of cash advances made to the company. No interest is accrued on any cash advances. Included in the accompanying consolidated statements of operations are approximate sales to the related party of $2,410 and approximate cost for those sales of $0 for the quarter ended March 31, 2000.

NOTE 5.  NOTE PAYABLE

On September 29, 1999, the Company obtained a short-term, non-interest bearing note payable in the amount of $10,000. On February 2, 2000, the Company paid off the note according to the terms of the note.

NOTE 6.  OTHER RECEIVABLES

As of March 31, 2000, other receivables consist of the following:

                                                   Amount
                                                 ----------

Customer advances - ISC France                  $    21,685
Miscellaneous advances                               (1,594)
                                                 ----------

                                                $    20,091
                                                 ==========

NOTE 7.  NOTES RECEIVABLE
On March 31, 2000, employees, with Incentive Stock Option (ISO) grants outstanding, exercised their ISOs and in return signed Nonrecourse Promissory Notes to the Company, which are short-term, 6% interest bearing. Additionally, various holders of Non-Statutory Stock Options (NSSO), whose options were outstanding as of March 15, 2000 exercised their NSSOs and in return signed Nonrecourse Promissory Notes to the Company, which are short-term, 6% interest bearing.
                                                          Amount
                                                        ----------

Notes due From Officers for ISOs                       $   125,000
Notes due From Employees for ISOs                          130,000
Notes Receivable from Non-Employees for NSSOs              450,000
Other Note Receivable                                      156,700
                                                        ----------

                                                       $   861,700
                                                        ==========

NOTE 8.  INCOME TAXES

As of March 31, 2000, the Company had net federal operating loss carryforwards and net state operating loss carryforwards of approximately $481,285. The net federal operating loss carryforwards expire in various years through 2017 and net state operating loss carryforwards expire in various years through 2002.

The primary components of temporary differences, which give rise to the Company's net deferred tax asset at March 31, 2000 are as follows:

                                                        March 31,
                                                          2000
                                                     --------------

Deferred tax asset:
   Net operating losses                             $     192,514
   Valuation allowance                                   (192,514)
                                                     ------------

Net deferred tax asset                              $          -
                                                     ============

The difference between the effective tax rate and that computed under the federal statutory rate is as follows:

                                                    Quarter Ended
                                                      March 31,
                                                        2000
                                                    -------------

Federal statutory rate                                      34 %
State taxes, net of federal benefit                          6
Change in valuation allowance                              (40)
                                                      --------

                                                             - %
                                                      ========

NOTE 9.  EARNINGS PER SHARE

The components of basic and diluted earning per share were as follows:

                                                           Quarter Ended
                                                           March 31, 2000

Numerator
   Net income / (loss)                                      $ (469,885)
   Preferred stock dividends                                    10,590
                                                             ---------

   Income/(loss) available for common stockholders          $ (480,475)
                                                             =========

Denominator
   Weighted average number of common shares outstanding
     during the period (in millions)                             682.2

   Assumed exercised stock options outstanding                     **
   Assumed conversion of Series B Preferred Stock                  **
   Assumed conversion of Series D Preferred Stock                  **
                                                             ---------

   Common stock and common stock equivalents used for
     diluted EPS (in millions)                                   682.2
                                                             =========

Per share amounts
   Basic income/(loss) per share                            $   (0.001)
                                                             =========

   Diluted income/(loss) per share                          $   (0.001)
                                                             =========

**The effect of outstanding stock options and preferred stock is not included as the result would be anti-dilutive.

NOTE 10.  COMMON STOCK OPTIONS

Incentive Stock Option Plans ("ISOP")
-------------------------------------

Under the terms of the Company's ISOP, under which options to purchase 50,000,000 shares of common stock can be issued, all key employees are eligible to receive non-assignable and non-transferrable options to purchase shares. The exercise price of any option may not be less than the fair market value of the shares on the date of grant; provided, however, that the exercise price of any option granted to an eligible employee owning more than 10% of the outstanding common stock may not be less than 110% of the fair market value of the shares underlying such option on the date of grant. No options granted may be exercisable more than ten years after the date of grant. The options granted generally vest evenly over a one year period, beginning from the date of grant.

As of March 31, 2000, all granted options outstanding at March 24, 2000 had been exercised by the employees. The Company received Nonrecourse Promissory Notes as payment of the shares (see Note 7).

Nonstatutory Stock Options ("NSSO")
-----------------------------------

During December 1999, the Company granted nonstatutory stock options to purchase an aggregate of 24,000,000 shares of common stock to four individuals and one service Firm for services provided. These options are non-assignable and non-transferable, are exercisable over a three year period from the date of grant and vest in various increments through 2001. Additional grants were made in January, 2000 to one individual and two companies whose stakeholders agreed to accept NSSO's in lieu of cash payment for certain services rendered to the Company.

As of March 31, 2000, three individuals and two companies had exercised their options. The Company received Nonrecourse Promissory Notes as payment of the shares from the three individuals (see Note 7).

Option activity within each plan is as follows:


                                                                               Non-       Weighted
                                                             Incentive      Statutory      Average
                                                            Stock Option      Stock         Price
                                                               Plans         Options      Per Share
                                                            ----------     ----------     --------

Options granted range from $0.0005 to $0.0100 per share     10,200,000     31,200,000     $   0.03
                                                            ----------     ----------     --------

Balance outstanding, March 31, 2000                         10,200,000     31,200,000     $   0.03
                                                            ==========     ==========     ========

Information relating to stock options at March 31, 2000 summarized by exercise price are as follows:

                                                       Outstanding                          Exercisable
                                         ----------------------------------------   ----------------------------
                                                    Weighted Average                     Weighted Average
                                         ----------------------------------------
Exercise Price                                            Life        Exercise                        Exercise
Per Share                                  Shares       (Months)        Price          Shares          Price
                                         ------------  -----------   ------------   -------------    -----------

Incentive Stock Option Plan:

   $0.0250                                                          $                 10,200,000   $     0.0250
                                         ------------  -----------    -----------   -------------    -----------

                                                                    $                 10,200,000   $     0.0250
                                         ============  ===========    ===========   =============    ===========

Nonstatutory Stock Options:
   $0.0005                                 6,000,000         35.5   $     0.0005                   $
   $0.0250                                                                            18,000,000   $     0.0250
   $0.0025                                                                             1,200,000   $     0.0025
   $0.0100                                 6,000,000         35.5   $     0.1000
                                         ------------  -----------    -----------   -------------    -----------

                                          12,000,000         70.0   $     0.0500      19,200,000   $     0.0240
                                         ============  ===========    ===========   =============    ===========

All stock options issued to employees have an exercise price not less than the fair market value of the Company's common stock on the date of the grant, and in accordance with accounting for such options utilizing the intrinsic value method there is no related compensation expense recorded in the Company's consolidated financial statements. Had compensation cost for stock-based compensation been determined based on the fair value of the grant dates consistent with the method of SFAS 123, the Company's net loss and loss per share for the quarter ended March 31, 2000 would have been increased to the pro forma amounts presented:

                                                             For the Quarter
                                                             ended March 31,
                                                                   2000
                                                             ---------------

Net income/(loss) attributable to common stockholders      $      (480,475)
Pro forma                                                  $      (508,261)

Diluted income/(loss) per common share                     $         (.001)
Pro forma                                                  $         (.001)


The fair value of option grants is estimated on the date of grant utilizing the Black-Scholes option-pricing model with the following weighted average assumptions for grants in December 1999 and first quarter of 2000; expected life of options was 1.5 years, expected volatility of 111%, risk-free interest rate of 5% and a 0% dividend yield. The weighted average fair value on the date of grants for options granted during 1999 and exercised in the quarter ended March 31, 2000 was $0.03 per option (split adjusted).

NOTE 11.  STOCKHOLDERS' EQUITY

COMMON STOCK

On October 21, 1999, the Company issued 786,433,100 shares to acquire all of the outstanding shares of EW in a reverse merger. As such, the original accumulated deficit of the Company prior to the merger was eliminated against additional paid-in capital, since the Company prior to the merger operated as a shell company.

On November 1, 1999, the Company executed a Private Placement, in which they issued 100,000 units comprised of 200 shares of the Company's common stock to be purchased for $0.015 a share and 1 warrant to purchase 200 shares of the Company's common stock for $0.035 per share. In connection with the Private Placement, the Company issued 20,000,000 shares of common stock, which raised $300,000.

On December 16, 1999, the board of directors approved the conversion of the Company's Preferred Series A stock, into the Company's common stock at a ratio of 200 shares of common stock for every 1 share of Series A stock. In connection with the conversion, the Company issued 120,000,000 shares of the Company's common stock.

During January and February 2000, the Company raised $664,067 upon the exercise of 20,000,000 outstanding warrants that were originally granted in connection with the Private Placement in November 1999; a Subscription receivable of $35,933 has been recorded as of March 31, 2000. This receivable is being held in trust at March 31, 2000. All warrants had been exercised by February 6, 2000.

On February 7, 2000, the Company executed a 20-for-1 stock split (See Note 1).

On February 10, 2000, the Company reached an agreement with a former shareholder of EW, in which 246,470,580 shares of the Company's common stock were cancelled.

PREFERRED STOCK

The Company has issued Preferred Stock that pays dividends. The amount declared and accrued at March 31,2000 was $34,891 and the amount accumulated but not declared was $13,240.

On February 28, 2000, the Company raised $10,000,000 through the issuance of 50,000 shares of the Company's Non-Convertible Preferred Series A stock. The shares have voting rights equivalent to common stock and are not entitled to dividends. The Preferred shareholders were also granted 1,000,000 common stock warrants at an exercises price of $1.00 per share. In March 2000, the Company raised $1,000,000 upon the exercise of these warrants.

NOTE RECEIVABLE FROM SHAREHOLDER

The Company made various cash advances to a shareholder, which is due to be paid back to the Company and is secured by the Company's common stock.

NOTE 12.  SALE OF SUBSIDIARY

Subsequent to the reverse merger in October, 1999, the Company sold its wholly-owned subsidiary for $75,000. The Company recognized no gain or loss in connection with the sale since the subsidiary was sold at the book value.
At March 31, 2000, $5,000 was held in a trust account.

NOTE 13.  COMMITMENTS AND CONTINGENCIES

COMMITMENTS

The Company leases a building expiring in October 2000. Future minimum rental payments required in excess of one year at March 31, 2000 are as follows:

Quarter ending March
  31,2000                                                           Amount
--------------------                                              ----------

       2000                                                      $    43,050
       2001                                                           52,702
       2002                                                           54,282
       2003                                                           55,910
       2004                                                           47,750
                                                                   ----------

       Total                                                     $   253,694
                                                                   ==========

Rental expense for the quarter ended March 31, 2000 was approximately $14,523.

ROYALTIES

On December 16, 1999, the Company acquired the software rights to EMILY, a computer language, for $5,000. As part of the agreement, the Company agreed to pay royalties every 6 months, based on the net sales of products sold that were developed using the EMILY computer language. Royalties range from 1% to 5% of net sales. No Royalties had been paid in the quarter ended March 31, 2000.

LAWSUITS

The Company is, from time to time, involved in various lawsuits generally incidental to its business operations, consisting primarily of collection actions and vendor disputes. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position, operations or cash flows of the Company.

NOTE 14.  SIGNIFICANT CUSTOMERS

During the first quarter ended March 31, 2000, the Company's net sales were made up of approximately 15 customers, one of which made up 36% of net sales; additionally, 5.4% of net sales were to foreign customers. At March 31, 2000 there was one ongoing contract, resulting in deferred revenue of $5,000.

NOTE 15.  SIGNIFICANT EVENTS IN THE QUARTER ENDED MARCH 31, 2000

On March 14, 2000, the Company entered into a joint venture agreement, with a Brazilian company, to establish an international internet portal. On March 30, 2000, the Company entered into a joint venture agreement, with the same Brazilian company, to develop an international marketing program for the Brazilian company's wireless technology.